                             SERVICER'S CERTIFICATE


     IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1998, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1 FOR
     THE NOVEMBER 09, 2001 DETERMINATION DATE




1.  AVAILABLE FUNDS                                                 $ 5,672,176.67


2.  (A)  AGGREGATE CLASS A CERTIFICATE
         PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH            48,007,136.16

    (B)  AGGREGATE CLASS B CERTIFICATE
         PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH             3,613,440.34

    (C)  AGGREGATE POOL PRINCIPAL BALANCE
         AS REPORTED IN THE PRIOR MONTH                              51,620,576.50


3.  PRINCIPAL PREPAYMENTS RECEIVED DURING DUE PERIOD

     (A)  NUMBER OF ACCOUNTS                                                     4

     (B)  DOLLARS                                                       537,392.43


4.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD                       20,523.55


5.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF
    PRINCIPAL RECEIVED DURING THE DUE PERIOD                            229,927.84

5A. RECOVERIES ON LIQUIDATED LOANS                                           25.00


6.  AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE FTA's
    FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE AND PORTION
    PAYABLE TO REGISTERED HOLDERS                                       483,206.49


7.  (A)  AMOUNT OF MONTHLY ADVANCE                                            0.00

    (B)  AMOUNT OF COMPENSATING INTEREST                                  1,246.57


8.  DELINQUENCY AND FORECLOSURE INFORMATION
    (SEE EXHIBIT K)





Page 1 of 7                                                        Series 1998-1

9.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY
    REALIZED LOSSES ON A LIQUIDATED LOAN                                  90,904.15


10. (A)  CLASS A INTEREST DISTRIBUTION AMOUNT:
           (i)  ACCRUED INTEREST                          147,222.00
          (ii)  SHORTFALL, IF ANY, ON A PRECEDING
                 REMITTANCE DATE PLUS INTEREST                  0.00
         (iii)  CLASS A INTEREST DISTRIBUTION AMOUNT
                 ADJUSTMENT                                36,247.66
    ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT                        183,469.66
                                                                         2.19199116

    (B)  CLASS B INTEREST DISTRIBUTION AMOUNT:
           (i)  ACCRUED INTEREST                           12,345.90
          (ii)  SHORTFALL, IF ANY, ON A PRECEDING
                 REMITTANCE DATE PLUS INTEREST                  0.00
         (iii)  CLASS B INTEREST DISTRIBUTION AMOUNT
                 ADJUSTMENT                                 3,039.73
    ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT                         15,385.63
                                                                         2.44216349

    (C)  CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
           (i)  UNGUARANTEED PERCENTAGE OF PAYMENTS
                 AND OTHER RECOVERIES OF PRINCIPAL        732,694.75
          (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
                 INTEREST PURCHASED FOR BREACH OF
                 WARRANTY AND RECEIVED BY THE TRUSTEE           0.00
         (iii)  SUBSTITUTION ADJUSTMENTS                        0.00
          (iv)  UNGUARANTEED PERCENTAGE OF
                 LOSSES THAT WERE LIQUIDATED               84,540.86
           (v)  UNGUARANTEED PERCENTAGE OF SBA LOAN
                 DELINQUENT 24 MONTHS OR UNCOLLECTIBLE    221,328.06
          (vi)  AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT        0.00
         (vii)  RECALCULATED PRINCIPAL ADJUSTMENT               0.00
    TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                        1,038,563.67
                                                                        12.40816810

    (D)  CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
           (i)  UNGUARANTEED PERCENTAGE OF PAYMENTS
                 AND OTHER RECOVERIES OF PRINCIPAL         55,149.07
          (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
                 INTEREST PURCHASED FOR BREACH OF
                 WARRANTY AND RECEIVED BY THE TRUSTEE           0.00
         (iii)  SUBSTITUTION ADJUSTMENTS                        0.00
          (iv)  UNGUARANTEED PERCENTAGE OF
                 LOSSES THAT WERE LIQUIDATED                6,363.29
           (v)  UNGUARANTEED PERCENTAGE OF SBA LOAN
                 DELINQUENT 24 MONTHS OR UNCOLLECTIBLE     16,659.10
          (vi)  AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT        0.00
         (vii)  RECALCULATED PRINCIPAL ADJUSTMENT               0.00
    TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT                           78,171.46
                                                                        12.40816825

11. (A) AMOUNT AVAILABLE IN THE SPREAD ACCOUNT
        IN CASH AND FROM LIQUIDATION OF
        PERMITTED INSTRUMENTS                                          4,514,688.09

    (B) TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE
        ACCOUNT PURSUANT TO SECTION 6.02(b)(i)                           160,682.87


Page 2 of 7                                                        Series 1998-1

12.    (A)  AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE
            AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE      46,968,572.49
                                                                        561.15379319
       (B)  AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE
            AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE       3,535,268.88
                                                                        561.15379048
       (C)  POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS
            TO BE MADE ON THE REMITTANCE DATE                          50,503,841.37
                                                                        561.15379300

13.    (A)  EXCESS SPREAD                                                 133,665.55

       (B)  EXTRA INTEREST                                                166,532.40

       (C)  SPREAD BALANCE                                              4,514,688.09

       (D)  SPECIFIED SPREAD ACCOUNT REQUIREMENT                        4,438,965.27


14.    (A)  WEIGHTED AVERAGE MATURITY                                        180.421

       (B)  WEIGHTED AVERAGE SBA LOAN INTEREST RATE                            8.247%


15.    (A)  SERVICING FEE FOR THE RELATED DUE PERIOD                       51,017.96

       (B)  PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD              62,568.77

       (C)  AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT                  2,581.03


16.    AMOUNT OF REIMBURSEMENTS PURSUANT TO:
       (A)  SECTION 5.04 (b)                                                    0.00

       (B)  SECTION 5.04 (c)                                                    0.00

       (C)  SECTION 5.04 (d)(ii)                                            2,655.95

       (D)  SECTION 5.04 (e)                                                    0.00

       (E)  SECTION 5.04 (f)                                               51,134.64


17.    (A)  CLASS A REMITTANCE RATE                                            3.680%

       (B)  CLASS B REMITTANCE RATE                                            4.100%


18.    (A)  AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA
            LOANS PURCHASED DURING THE PRIOR DUE PERIOD                         0.00

       (B)  AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF
            SUCH DUE PERIOD                                                     0.00



Page 3 of 7                                                        Series 1998-1

19.  OTHER INFORMATION AS REQUESTED

     (A)  AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL
          REQUIRED TRANSFERS ON SUCH REMITTANCE DATE                    4,363,552.88

     (B)  SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD
          ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b)(iii)                    0.00


I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998 - 1 in preparing the accompanying Servicer's Certificate.

THE MONEY STORE INVESTMENT CORPORATION


BY:
    --------------------------------------
         STEPHANIE CALLAHAN
         ASSISTANT VICE PRESIDENT











Page 4 of 7                                                        Series 1998-1

                                    EXHIBIT K
                     DELINQUENCY AND FORECLOSURE INFORMATION
                             AS OF OCTOBER 31, 2001


               RANGES                   #          GROSS         GROSS         POOL          POOL
               (IN DAYS)            ACCOUNTS       AMOUNT         PCT         AMOUNT         PCT
 SERIES 1998-1 1 TO 29                     9     3,599,051.63    2.088%      895,913.80     1.774%
               30 TO 59                    4     2,075,552.29    1.204%      518,888.12     1.027%
               60 TO 89                    1        66,624.91    0.039%       13,324.99     0.026%
               90 TO 179                   7     1,531,283.02    0.888%      382,820.95     0.758%
               180 TO 719                 26     8,491,023.32    4.926%    2,615,595.80     5.179%
               720 AND OVER                0             0.00    0.000%            0.00     0.000%


               FORECLOSURE                 0             0.00    0.000%            0.00     0.000%
               REO PROPERTY                1       222,940.01    0.129%       55,735.02     0.110%
                                    --------  ---------------    ------  --------------     ------
               DELINQUENCY TOTALS         48  $ 15,986,475.18    9.274%  $ 4,482,278.68     8.874%
                                    --------  ---------------    ------  --------------     ------


               OUTSTANDING               506  $172,374,283.45            $50,503,841.37
                                    --------  ---------------            --------------

               FORECLOSURE/REO
               180 - 719                   1       222,940.01                 55,735.02





Page 5 of 7                                                        Series 1998-1

                                  SERIES 1998-1

         The following additional information, presented in dollars, pursuant to
         Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

          SUBCLAUSE         CLASS A          CLASS B              POOL
          ---------         -------          -------              ----

         (ii)                   574              574              574

         (iii)                -                -                    6

         (iv)                 -                -                    0

         (v)                  -                -                    3

         (x)(a & b)(i)            2                2                2
                   (ii)           0                0                0
                   (iii)          0                0                0
                   total          2                2                2

            (c & d)(i)            9                9                9
                   (ii)           0                0                0
                   (iii)          0                0                0
                   (iv)           1                1                1
                   (v)            3                3                3
                   (vi)           0                0                0
                   (vi)           0                0                0
                   total         12               12               12

         (xii)                  561              561              561






Page 6 of 7                                                        Series 1998-1

                     THE MONEY STORE INVESTMENT CORPORATION

                TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

                           SERIES 1998-1, CLASS A & B



                                    EXHIBIT A

1. In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.













Page 7 of 7                                                        Series 1998-1